                                                                    EXHIBIT 10.2

                                                                  Execution Copy

 =============================================================================

                            Medallion Funding Corp.


               $22,500,000 7.20% Senior Secured Notes, Series A
                               Due June 1, 2004

                                      and

               $22,500,000 7.20% Senior Secured Notes, Series B
                            Due September  1, 2004


                            Note Purchase Agreement

                           Dated as of June 1, 1999

 =============================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                                                 HEADING                                                      PAGE
SECTION 1.               AUTHORIZATION OF NOTES; SECURITY FOR NOTES...............................................    1

       Section 1.1.      Authorization of Notes...................................................................    1
       Section 1.2.      Security for Notes.......................................................................    1

SECTION 2.               SALE AND PURCHASE OF NOTES...............................................................    2

SECTION 3.               CLOSING..................................................................................    2

SECTION 4.               CONDITIONS TO CLOSING....................................................................    2

       Section 4.1.1.    Representations and Warranties...........................................................    3
       Section 4.1.2.    Performance; No Default..................................................................    3
       Section 4.1.3.    Compliance Certificates..................................................................    3
       Section 4.1.4.    Opinions of Counsel......................................................................    3
       Section 4.1.5.    Purchase Permitted By Applicable Law, etc................................................    3
       Section 4.1.6.    Sale of Other Notes......................................................................    4
       Section 4.1.7.    Payment of Special Counsel Fees..........................................................    4
       Section 4.1.8.    Private Placement Number.................................................................    4
       Section 4.1.9.    Changes in Corporate Structure...........................................................    4
       Section 4.1.10.   Security Documents.......................................................................    4
       Section 4.1.11.   Evidence of Insurance....................................................................    4
       Section 4.1.12.   Intercreditor Agreement..................................................................    4
       Section 4.1.13.   Consents.................................................................................    4
       Section 4.1.14.   Funding Instructions.....................................................................    5
       Section 4.1.15.   Merger...................................................................................    5
       Section 4.1.16.   SBA Approval of Merger and Release of SBA Liens..........................................    5
       Section 4.1.17.   UCC Searches.............................................................................    5
       Section 4.1.18.   Proceedings and Documents................................................................    5
       Section 4.2.      Additional Conditions of Second Closing Date.............................................    5
       Section 4.2.2.    First Closing Condition..................................................................    6

SECTION 5.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................    6

       Section 5.1.      Organization; Power and Authority........................................................    6
       Section 5.2.      Authorization, etc.......................................................................    6
       Section 5.3.      Disclosure...............................................................................    6
       Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates.........................    7
       Section 5.5.      Financial Statements.....................................................................    7
       Section 5.6.      Compliance with Laws, Other Instruments, etc.............................................    7

       Section 5.7.      Governmental Authorizations, etc.........................................................    8
       Section 5.8.      Litigation; Observance of Agreements, Statutes and Orders................................    8
       Section 5.9.      Taxes....................................................................................    8
       Section 5.10.     Title to Property; Leases................................................................    9
       Section 5.11.     Licenses, Permits, etc...................................................................    9
       Section 5.12.     Compliance with ERISA....................................................................    9
       Section 5.13.     Private Offering by the Company..........................................................   10
       Section 5.14.     Use of Proceeds; Margin Regulations......................................................   10
       Section 5.15.     Existing Indebtedness; Future Liens......................................................   10
       Section 5.16.     Foreign Assets Control Regulations, etc..................................................   11
       Section 5.17.     Status under Certain Statutes............................................................   11
       Section 5.18.     Environmental Matters....................................................................   11
       Section 5.19.     Location of Offices, Books and Records...................................................   12
       Section 5.20.     SBIC.....................................................................................   12
       Section 5.21.     Investment Company.......................................................................   12
       Section 5.22.     Priority.................................................................................   12
       Section 5.23.     Advertising, Origination and Servicing Activities........................................   12
       Section 5.24.     Activities...............................................................................   12
       Section 5.25.     Solvency.................................................................................   13
       Section 5.26.     Year 2000................................................................................   13

SECTION 6.               REPRESENTATIONS OF THE PURCHASER.........................................................   13

       Section 6.1.      Purchase for Investment..................................................................   13
       Section 6.2.      Source of Funds..........................................................................   13

SECTION 7.               INFORMATION AS TO COMPANY................................................................   15

       Section 7.1.      Financial and Business Information.......................................................   15
       Section 7.2.      Officer's Certificate....................................................................   17
       Section 7.3.      Inspection...............................................................................   18

SECTION 8.               PREPAYMENT OF THE NOTES..................................................................   18

       Section 8.1.      Required Prepayments.....................................................................   18
       Section 8.2.      Optional Prepayments with Make-Whole Amount..............................................   19
       Section 8.3.      Change in Control........................................................................   19
       Section 8.4.      Allocation of Partial Prepayments........................................................   21
       Section 8.5.      Maturity; Surrender, etc.................................................................   21
       Section 8.6.      Purchase of Notes........................................................................   21
       Section 8.7.      Make-Whole Amount........................................................................   21

SECTION 9.               AFFIRMATIVE COVENANTS....................................................................   23

       Section 9.1.      Compliance with Law......................................................................   23
       Section 9.2.      Insurance................................................................................   23
       Section 9.3.      Maintenance of Properties................................................................   23
       Section 9.4.      Payment of Taxes and Claims..............................................................   23

       Section 9.5.      Corporate Existence, etc.................................................................   24
       Section 9.6.      Line of Business.........................................................................   24
       Section 9.7.      Further Assurances.......................................................................   24
       Section 9.8.      Maintenance of Security Interest.........................................................   24
       Section 9.9.      Required Percentage of Medallion Loans...................................................   24
       Section 9.10.     Covenant to Secure Notes Equally.........................................................   25
       Section 9.11.     Delivery of Termination Statements.......................................................   25

SECTION 10.              NEGATIVE COVENANTS.......................................................................   25

       Section 10.1.     Transactions with Affiliates.............................................................   25
       Section 10.2.     Merger, Consolidation, Sale or Transfers Assets..........................................   25
       Section 10.3.     Sale of Assets...........................................................................   26
       Section 10.4.     Minimum Tangible Net Worth...............................................................   26
       Section 10.5.     Maximum Liability Ratio..................................................................   26
       Section 10.6.     Minimum Net Finance Assets...............................................................   26
       Section 10.7.     Minimum Net Income to Interest Expense Ratio.............................................   27
       Section 10.8.     Limitation on Loans and Investments......................................................   27
       Section 10.9.     Restricted Payments......................................................................   27
       Section 10.10.    Portfolio Purchases......................................................................   27
       Section 10.11.    Amendments of Agreements.................................................................   28
       Section 10.12.    Capital Expenditures.....................................................................   28

SECTION 11.              EVENTS OF DEFAULT........................................................................   28

SECTION 12.              REMEDIES ON DEFAULT, ETC.................................................................   31

       Section 12.1.     Acceleration.............................................................................   31
       Section 12.2.     Other Remedies...........................................................................   31
       Section 12.3.     Rescission...............................................................................   31
       Section 12.4.     No Waivers or Election of Remedies, Expenses, etc........................................   32

SECTION 13.              REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................................   32

       Section 13.1.     Registration of Notes....................................................................   32
       Section 13.2.     Transfer and Exchange of Notes...........................................................   32
       Section 13.3.     Replacement of Notes.....................................................................   33

SECTION 14.              PAYMENTS ON NOTES........................................................................   33

       Section 14.1.     Place of Payment.........................................................................   33
       Section 14.2.     Home Office Payment......................................................................   33

SECTION 15.              EXPENSES, ETC............................................................................   34

       Section 15.1.     Transaction Expenses.....................................................................   34
       Section 15.2.     Survival.................................................................................   34

SECTION 16.              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............................   34

SECTION 17.              AMENDMENT AND WAIVER.....................................................................   35

       Section 17.1.     Requirements.............................................................................   35
       Section 17.2.     Solicitation of Holders of Notes.........................................................   35
       Section 17.3.     Binding Effect, etc......................................................................   35
       Section 17.4.     Notes Held by Company, etc...............................................................   36

SECTION 18.              NOTICES..................................................................................   36

SECTION 19.              REPRODUCTION OF DOCUMENTS................................................................   36

SECTION 20.              CONFIDENTIAL INFORMATION.................................................................   37

SECTION 21.              SUBSTITUTION OF PURCHASER................................................................   38

SECTION 22.              MISCELLANEOUS............................................................................   38

       Section 22.1.     Successors and Assigns...................................................................   38
       Section 22.2.     Payments Due on Non-Business Days........................................................   38
       Section 22.3.     Severability.............................................................................   38
       Section 22.4.     Construction.............................................................................   38
       Section 22.5.     Counterparts.............................................................................   39
       Section 22.6.     Governing Law............................................................................   39
       Section 22.7.     Additional Indebtedness..................................................................   39

Signature.........................................................................................................   40

SCHEDULE A            --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B            --     DEFINED TERMS

SCHEDULE 4.1.9        --     Changes in Corporate Structure

SCHEDULE 5.3          --     Disclosure Materials

SCHEDULE 5.4          --     Subsidiaries of the Company and Ownership of
                              Subsidiary Stock

SCHEDULE 5.5          --     Financial Statements

SCHEDULE 5.8          --     Certain Litigation

SCHEDULE 5.11         --     Patents, etc.

SCHEDULE 5.15         --     Existing Indebtedness

SCHEDULE 5.19         --     Location of Offices, Books and Records

EXHIBIT 1(a)          --     Form of 7.20% Senior Secured Note, Series A, due
                              June 1, 2004

EXHIBIT 1(b)          --     Form of 7.20% Senior Secured Note, Series B, due
                              September 1, 2004

EXHIBIT 4.1.4(a)      --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.1.4(b)      --     Form of Opinion of Special Counsel for the
                              Purchasers

EXHIBIT 4.10          --     Form of Company Security Agreement

EXHIBIT 4.12          --     Form of Intercreditor Agreement

                            MEDALLION FUNDING CORP.
                              437 MADISON AVENUE
                                  38TH FLOOR
                           NEW YORK, NEW YORK  10022


      $22,500,000 7.20% Senior Secured Notes, Series A, due June 1, 2004
                                      and
    $22,500,000 7.20% Senior Secured Notes, Series B, due September 1, 2004

                                                        Dated as of June 1, 1999

To each of the Purchasers listed in
 the attached Schedule A:

Ladies and Gentlemen:

      Medallion Funding Corp., a New York corporation (the "Company"), agrees with you as follows:

Section 1.  Authorization of Notes; Security for Notes.

     Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of (a) $22,500,000 aggregate principal amount of its 7.20% Senior Secured Notes, Series A, due June 1, 2004 (the "Series A Notes") and (b) $22,500,000 aggregate principal amount of its 7.20% Senior Secured Notes, Series B, due September 1, 2004 (the "Series B Notes" and together with the Series A Notes sometimes collectively referred to herein as the "Notes"). The term "Notes" is to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     Section 1.2. Security for Notes. The Notes will be entitled to the benefit of the Security Documents. Reference is hereby made to the Security Documents for a description of the Collateral described therein and the rights and remedies of the holders of the Notes with respect thereto.

Section 2.  Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the applicable Closing provided for in Section 3,

Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

Section 3.  Closing.

     The sale and purchase of the Series A Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "First Closing") on June 1, 1999 or on such other Business Day thereafter on or prior to June 30, 1999 as may be agreed upon by the Company and you and the Other Purchasers. The sale and purchase of the Series B Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "Second Closing") on September 1, 1999 or on such other Business Day thereafter on or prior to September 30, 1999, as may be agreed upon by the Company and you and the Other Purchasers. The First Closing and the Second Closing are hereinafter sometimes collectively referred to as the "Closings" and each of such Closings is hereinafter sometimes referred to as a "Closing". At each such Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of such Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2189006536 at Fleet Bank, N.A., 1187 Avenue of the Americas, New York, New York 10036 (ABA No. 021200339). If at such Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4.  Conditions to Closing.

    Section 4.1. Your obligation to purchase and pay for the Notes to be sold to you at the First Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following conditions:

    Section 4.1.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the First Closing.

    Section 4.1.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the First Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1, 10.2, 10.3 or 10.8 hereof had such Sections applied since such date.

     Section 4.1.3.  Compliance Certificates.

      (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the First Closing, certifying that the conditions specified in Sections 4.1.1, 4.1.2 and 4.1.9 have been fulfilled.

      (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

     Section 4.1.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the applicable Closing
(a) from Willkie Farr & Gallagher, counsel for the Company, covering the matters set forth in Exhibit 4.1.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.1.5. Purchase Permitted By Applicable Law, etc. On the date of the First Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.1.6. Sale of Other Notes. Contemporaneously with the First Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Notes to be purchased by them at the First Closing as specified in Schedule A.

     Section 4.1.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the First Closing, the fees, charges and disbursements of your special counsel referred to in Section 4.1.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the First Closing.

     Section 4.1.8. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     Section 4.1.9.  Changes in Corporate Structure. Except as specified in
Schedule 4.1.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.1.10. Security Documents. (a) On the date of the First Closing, the Security Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.

       (b) On or prior to the date of the First Closing the Security Documents (and/or financing statements or similar notices thereof if and to the extent permitted or required by applicable law) shall have been recorded or filed for record in such public offices as may be deemed necessary or appropriate by you or your special counsel in order to prefect the Liens and security interests granted or conveyed thereby.

     Section 4.1.11. Evidence of Insurance. You shall have received a certificate dated the date of the First Closing executed by the independent insurance broker of the Company certifying to the existence of the insurance required hereunder and by the Security Documents and the payment of all premiums due thereon.

     Section 4.1.12. Intercreditor Agreement. On or prior to the date of the First Closing, the Intercreditor Agreement shall be substantially in the form of
Exhibit 4.1.12 hereto, shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto, and you shall have received true, correct and completed copies thereof.

     Section 4.1.13. Consents. On or prior to the date of the First Closing, any consents or approvals required to be obtained from any holder or holders of any outstanding Security or Indebtedness of the Company and any amendments or agreements pursuant to which any Security or evidence of Indebtedness may have been issued (including the amendment of the Bank Loan Agreement) which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to you and your special counsel.

     Section 4.1.14. Funding Instructions. At least three Business Days prior to the date of the applicable Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes being purchased on the date of such Closing is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     Section 4.1.15. Merger. Concurrently with the issuance of the Notes, the Merger shall have occurred and be final and the Company shall be the surviving corporation. Such Merger shall be upon terms and conditions satisfactory to you and your special counsel and you shall have received all evidence thereof satisfactory to you and your special counsel.

     Section 4.1.16. SBA Approval of Merger and Release of SBA Liens. Concurrently with the issuance of the Notes, the SBA shall have approved the Merger and shall have released any Liens held by the SBA. Such approval (which may be conditional) and release shall be in a satisfactory form to you and your special counsel and you shall have received all evidence thereof satisfactory to you and your special counsel.

     Section 4.1.17. UCC Searches. You shall have received the results of a recent search by a Person satisfactory to you of the Uniform Commercial Code filings which may have been filed with respect to the property of the Company and its Subsidiaries.

     Section 4.1.18. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     Section 4.2. Additional Conditions of Second Closing Date. Your obligation to purchase the Notes to be issued on the date of the Second Closing shall be subject to the following further conditions precedent:

     Section 4.2.1. Issuance of Series A Notes. The Company shall have issued all of the Series A Notes which were scheduled to have been issued on the date of the First Closing.

     Section 4.2.2. First Closing Conditions. All of the closing conditions set forth in Sections 4.1.1 through 4.1.9, 4.1.13, 4.1.14, and 4.1.18 shall have been fulfilled or performed with respect to the date of the Second Closing.

Section 5.  Representations and Warranties of the Company.

      The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, etc. This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, Fleet Corporate Finance, has delivered to you and each Other Purchaser a copy of a Confidential Information Memorandum, dated April, 1999 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

      (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes except those that have been obtained or UCC-1 filings filed with the offices of the Secretary of State of the State of New York and the City Register of New York County, New York, necessary to perfect the security interests contemplated by the Security Documents.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, etc. Except as disclosed in Schedule 5.11,

      (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

      (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $500,000 in the case of any single Plan and by more than $1,000,000 in the aggregate for all Plans. The terms "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to refinance SBA Debt and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness for borrowed money of the Company and its Subsidiaries as of March 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Lien.

     Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

              (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

              (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

              (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.19. Location of Offices, Books and Records. Schedule 5.19 annexed hereto completely and accurately lists all places (i) at which the Company maintains its books and records relating to, among other things, its Loans, (ii) at which the Company has any places of business and (iii) at which the Company has its chief executive office.

     Section 5.20. SBIC. The Company is a qualified SBIC. The Company is in material compliance with all conditions or requirements imposed by the SBA or any other applicable Governmental Authority with respect to its status as an SBIC including, without limitation, all conditions and requirements imposed under the SBI Act and the SBA Regulations promulgated thereunder.

     Section 5.21. Investment Company. Each of the Company and Medallion Financial is an "investment company," as such term is defined in the 1940 Act. The purchase of the Notes by you and the Other Purchasers, the application of the proceeds and repayment thereof by the Company and the performance of the transactions contemplated by this Agreement and the other Note Documents will not violate any provision of said 1940 Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     Section 5.22. Priority. Except as otherwise permitted hereunder, the Collateral Agent, for the ratable benefit of the holders of the Notes, has a valid and perfected first priority security interest (subject to the terms of the Intercreditor Agreement) in and to all Collateral, enforceable against the Company and all third parties in all relevant jurisdictions and securing the payment of the Notes and all other sums payable under or in connection with the Note Documents.

     Section 5.23. Advertising, Origination and Servicing Activities. All advertising, origination and servicing activities, procedures and materials used with regard to any Loan made or accounts acquired, collected or serviced by the Company comply with all applicable Federal, state and local laws, ordinances, rules and regulations, including but not limited to those related to usury, truth in lending, real estate settlement procedures, consumer protection, equal credit opportunity, fair debt collection, rescission rights and disclosures, except where failure to comply would not have a Material Adverse Effect.

     Section 5.24. Activities. The only transactions engaged in by the Company in the ordinary course of its business consist of: (i) the making and servicing of Loans and Investments in compliance with the SBI Act and the SBA Regulations promulgated thereunder; and (ii) transactions incidental to the foregoing.

     Section 5.25. Solvency. The Company is Solvent, and will not, as a result of the transactions contemplated hereby or by the Note Documents, become not Solvent.

     Section 5.26. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Company and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others, or to the extent practicable and commercially reasonable, with which the systems of the Company and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance and expansion, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its business without a Material Adverse Effect.

Section 6.  Representations of the Purchaser.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

             (a) if you are an insurance company, the Source to be used by you is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 and there is no "employee benefit plan" (within the meaning of section 3(3) of ERISA or section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

             (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

             (c) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

             (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

             (e)  the Source is a governmental plan; or

             (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

             (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

       As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.  Information as to Company.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

             (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income and retained earnings, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail (which detail shall include data as to non-accruals and related collateral, repossessions, charge-offs and reconciliation allowance for losses), prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q, if any, prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

             (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income and retained earnings, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (which detail shall include data as to non-accruals and related collateral, repossessions, charge-offs and reconciliation allowance for losses), prepared in accordance with GAAP, and accompanied by

                    (A) an opinion thereon of Independent Public Accountants,
               which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP and SBA Regulations, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof, provided that, as to a certificate prepared by the Independent Public Accountants, such period, as it relates to the compliance by the Company with the covenants contained in Sections 9 and 10 hereof shall apply to the fiscal period covered by their audit (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K, if any, for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
     Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the

     Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

             (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

             (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

             (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

             (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the

     Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

    Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

             (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.4 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

             (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

    Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

             (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its Independent Public Accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

             (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and Independent Public Accountants (and by this provision the Company authorizes said accountants to discuss the affairs.

     finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.  Prepayment of the Notes.

    Section 8.1. Required Prepayment. The Notes shall not be subject to required prepayments except in connection with an acceleration of the Notes pursuant to the provisions of Section 12.

    Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of each series, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

    Section 8.3. Change in Control. (a) Notice of Change in Control. The Company will, within thirty (30) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes unless notice in respect of such Change in Control shall have been given pursuant to subparagraph (b) of this
Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this
Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

      (b) Condition to Company Action. The Company will not take any action that consummates a Change in Control unless (i) at least thirty (30) days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.3.

      (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date").

If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than thirty
(30) days and not more than forty-five (45) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the thirtieth day after the date of such offer).

      (d) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least fifteen (15) days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

      (e) Prepayment.  Prepayment of the Notes to be prepaid pursuant to this
Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

      (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

      (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

      (h) "Change in Control" Defined. "Change in Control" means any of the following events or circumstances:

           the failure, for any reason including, without limitation, by reason of death, disability, incapacity, removal, resignation or failure to be elected, of 50% or more members of Current Management to hold, and actively discharge the duties customarily associated with, offices held by any member of Current Management as of the date of the First Closing.

      (i) "Current Management" Defined. "Current Management" means Alvin Murstein, Chairman and Director; Andrew M. Murstein, Senior Vice President and Director; Michael J. Kowalsky, President; Marie Russo, Senior Vice President and Secretary; Daniel F. Baker, Treasurer and Chief Financial Officer; Allen S. Greene, Senior Executive Vice President and Chief Operating Officer; and Harvey Goldman, Senior Vice President.

     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of each series, the principal amount of the Notes to be prepaid shall be allocated among all of Notes of each series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.5. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such

     Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace PX1 on Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury Security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has
     become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9.  Affirmative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

    Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, those of the SBA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (other than those the validity of which are being diligently contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided therefor on the books of the Company).

    Section 9.2. Insurance. (a) The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    (b) The Company, from time to time upon request of the Collateral Agent or any holder of Notes, promptly shall furnish or cause to be furnished to the Collateral Agent and any such requesting holder of Notes evidence, in form and substance satisfactory to the Collateral Agent and such holder of Notes (if requested by a holder of Notes), of the maintenance of all insurance required by this Section 9.2 to be maintained, including, but not limited to, such originals or copies as the Collateral Agent or such holder of Notes may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

    Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Line of Business. The Company will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum.

     Section 9.7. Further Assurances. Upon the request of the Collateral Agent or the Required Holders, the Company at its cost and expense shall duly execute and deliver, or cause to be duly executed and delivered, to the Collateral Agent and the holders of the Notes such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Collateral Agent or the Required Holders to carry out more effectually the provisions and purposes of this Agreement and the other Note Documents.

     Section 9.8. Maintenance of Security Interest. The Company shall maintain perfected, first priority security interests in the Collateral in favor of the Collateral Agent in accordance with the terms of the Company Security Agreement, subject only to Permitted Liens.

     Section 9.9. Required Percentage of Medallion Loans. The Company shall ensure that, for so long as any amounts are owed by it to the holders of the Notes under the Note Documents, at all times at least 50% of the aggregate principal amount of all Loans made by it and then outstanding shall be Eligible Medallion Loans to Persons who have obtained such Loans for the purpose of acquiring Medallion Rights for use primarily in New York City.

     Section 9.10. Covenant to Secure Notes Equally. If the Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens, the Company will make or cause to be made effective provision whereby the Notes will be contemporaneously secured by such Lien equally and ratably with any and all other Senior Debt thereby secured pursuant to instruments reasonably satisfactory to the Required Holders.

    Section 9.11. Delivery of Termination Statements. Within 30 days after the date of the First Closing the Company shall file all necessary UCC financing statements in all offices to terminate any UCC financing statements on property owned by Edwards Capital Corp. existing prior to the Merger.

Section 10. Negative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

    Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

    Section 10.2. Merger, Consolidation, Sale or Transfers Assets. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Wholly-Owned Subsidiary of the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

             (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

             (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the other Note Documents; and

             (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement, the Notes or the other Note Documents.

    Section 10.3. Sale of Assets. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

              (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

              (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

              (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring (i) in the period of four fiscal quarters of the Company then next ending would not exceed 10% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company and (ii) on or after the date of the First Closing to and including the date of any such Asset Disposition would not exceed 25% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.3 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

    Section 10.4. Minimum Tangible Net Worth. The Company will not suffer or permit Tangible Net Worth of the Company and its Subsidiaries to be less than $65,000,000.

    Section 10.5. Maximum Liability Ratio. The Company will not suffer or permit the ratio of Total Liabilities to Tangible Net Worth of the Company and its Subsidiaries to be more than 4.5:1.0 at any time.

    Section 10.6. Minimum Net Finance Assets. The Company will not suffer or permit the ratio of Net Finance Assets to the sum of (i) Senior Debt plus (ii) SBA Debt to be less than 1.15:1.0 at any time.

    Section 10.7. Minimum Net Income to Interest Expense Ratio. The Company will not suffer or permit the ratio, on a rolling four quarter basis, of (a) Net Income plus Interest Expense to (b) Interest Expense to be less than 1.20:1.0.

    Section 10.8. Limitation on Loans and Investments. The Company will not, and will not permit any Subsidiary to, (a) make, or obligate itself to make, any Loan or Investment that is not a Domestic Loan or a Domestic Investment;

      (b) make, or obligate itself to make, any Loan or Investment that is not in compliance with the rules and regulations promulgated by any Governmental Authority to which it is subject, including, without limitation, the SBI Act and the SBA Regulations promulgated thereunder and the 1940 Act;

      (c) make, or obligate itself to make, any Loan if, after giving effect to such Loan, the aggregate outstanding principal amount of all Loans made to any one Person together with its Affiliates would exceed 20% of the Company's Tangible Net Worth plus Subordinated Debt; or

      (d) make, or commit to make, or acquire or commit to acquire, any Commercial Loan to or from any Person if, as a result of such Loan, the Company's Commercial Loan concentration in any given industry (determined in accordance with the Standard Industrial Classification promulgated by the Office of Management and Budget) would exceed in principal amount 25% of the Company's total Loans outstanding.

     Section 10.9. Restricted Payments. The Company will not, and will not permit any Subsidiary to, make, or obligate itself to make, any Restricted Payment.

     Section 10.10. Portfolio Purchases. The Company will not, and will not permit any Subsidiary to, make, or obligate itself to make, any Portfolio Purchase unless:

            (i) no Default or Event of Default exists or would exist after giving effect to the applicable Portfolio Purchase;

            (ii) the Company has provided the Collateral Agent and each of the holders of the Notes with a pro forma certificate of the Chief Financial Officer of the Company evidencing the Company's computation of compliance with each of the financial ratios, tests or covenants specified in Sections 9.9, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.12 hereof after giving effect to the applicable Portfolio Purchase;

            (iii) the applicable Portfolio Purchase has the approval of the seller;

            (iv) (1) the seller of the loans constituting such Portfolio Purchase is in the business of making loans secured by New York City Taxicab Medallions and the loans to be acquired in connection therewith are secured by New York City Taxicab Medallions; or (2) the Portfolio Purchase is being made from a Person to any other line of business; provided, that, to the extent such Portfolio Purchase does not entirely involve loans secured by New York City Taxicab Medallions, in addition to the foregoing,
     (A) the aggregate outstanding principal balances of all loans included in such Portfolio Purchase that are not secured by New York City Taxicab Medallions, if any, shall not exceed $25,000,000 during any period of twelve consecutive calendar months with respect to all such Portfolio Purchases in the aggregate during such period and (B) such loans that are not secured by New York City Taxicab Medallions may be purchased only from a qualified SBIC.

    Section 10.11. Amendments of Agreements. The Company will not, and will not permit any Subsidiary to, consent to any amendment, supplement, or other modification of any of the terms (including acceleration, covenant, default, subordination, sinking fund, repayment, interest rate or redemption provisions) contained in, or applicable to, or any security for, any Permitted Debt or other instrument evidencing or applicable to Permitted Debt if such amendment, supplement, or other modification materially adversely affects the interests of the Collateral Agent or any holder of Notes.

    Section 10.12. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, expend or commit to expend for itself more than an aggregate of $500,000 in any fiscal year for capital expenditures, for the acquisition of Equipment or for leasehold improvements.

Section 11. Events of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) (i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), 9.8, 10.4, 10.5, 10.6 or 10.7 or
     (ii) less than 100% of the Series B Notes scheduled to be sold on the date of the Second Closing shall have been sold on the date of the Second Closing as a result of a failure of the Company to satisfy the applicable closing conditions or (iii) if the Company defaults in the performance or observance of, or a default shall occur under, any covenant, agreement or provision of any other Note Document or in any other agreement, instrument or document delivered to the Collateral Agent or the holders of the Notes and such default shall not have been remedied within such grace or cure period, if any, as may be provided therefor;

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in the other Note Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or, other than in the case of Indebtedness of the Company under the Bank Loan Agreement, one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),
     (x) the Company or any Material Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000 or (y) one or more Persons have the right to require (or, in the case of the Banks, have required) the Company or any Material Subsidiary to purchase or repay such Indebtedness; or

            (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Material

     Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

            (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

            (k) if there shall occur any change in the Collateral or in the business of the Company, or its operation, conduct or prospects thereof, that individually or in the aggregate, could have or result in a Material Adverse Effect and the Collateral Agent has been directed to declare such Event of Default by the Required Holders.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12. Remedies on Default, etc.

    Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver within five (5) Business Days, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or 1(b), as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver within five (5) Business Days, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

    Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

    Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 15. Expenses, Etc.

    Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note of each series at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of each series, (ii) change the percentage of the principal amount of the Notes of each series the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2.  Solicitation of Holders of Notes.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21. Substitution of Purchaser.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 22.7. Additional Indebtedness. Subject to the terms and provisions hereof, the Company may, from time to time, issue and sell additional senior secured promissory notes and may, in connection with the documentation thereof, incorporate by reference various provisions of this Agreement. Such incorporation by reference shall not modify, dilute or otherwise affect the terms and provisions hereof including, without limitation, the priority of the Notes and the percentage of the Notes required to approve an amendment or effectuate a waiver under the provisions of Section 17 or the percentages of the Notes required to accelerate the Notes or rescind such an acceleration under the provisions of Section 12.

                           *     *     *     *     *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                                 Very truly yours,

                                                 Medallion Funding Corp.

                                                 By: /s/ Andrew Murstein
                                                    -----------------------
                                                    Name:  Andrew Murstein
                                                    Title: President

The foregoing is hereby agreed
to as of the date thereof.

The Travelers Insurance Company

By: /s/ Bill Carnduff
   -------------------------------
   Name:  Bill Carnduff
   Title:

The foregoing is hereby agreed
to as of the date thereof.

First Citicorp Life Insurance Company

By Travelers Asset Management International
    Corporation

By: /s/ Bill Carnduff
   -------------------------------
   Name:  Bill Carnduff
   Title:

                                      -40

The foregoing is hereby agreed
to as of the date thereof.

Citicorp Life Insurance Company

By Travelers Asset Management International
    Corporation

By: /s/ Bill Carnduff
   ----------------------------
   Name:  Bill Carnduff
   Title:

The foregoing is hereby agreed
to as of the date thereof.

United of Omaha Life Insurance Company

By: /s/ Edwin Garrison
   ------------------------------
   Name:  Edwin Garrison
   Title:

The foregoing is hereby agreed
to as of the date thereof.

Companion Life Insurance Company

By __________________________________
   Name:
   Title:

By __________________________________
   Name:
   Title:

                      INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

The Travelers Insurance Company                             $10,000,000
One Tower Square                                              Series A
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series A, due June 1, 2004, PPN 58403# AA 5, principal, premium or interest") to:

     The Travelers Insurance Company --
     Consolidated Private Placement Account No. 910-2-587434
     The Chase Manhattan Bank, N.A.
     One Chase Manhattan Plaza
     New York, New York  10081
     ABA #021000021

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention:  Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  TRAL & CO

Taxpayer I.D. Number:  06-0566090

                                  Schedule A
                         (to Note Purchase Agreement)

                                                              Principal Amount
                                                             and Series of Notes
Name and Address of Purchaser                                 to be Purchased

First Citicorp Life Insurance Company                            $1,000,000
c/o The Travelers Insurance Company                               Series A
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series A, due June 1, 2004, PPN 58403# AA 5, principal, premium or interest") to:

     First Citicorp Life Insurance Company
     Concentration Account No. 36858201
     For further credit to Account No. 260529
     Citibank, N.A.
     New York, New York
     ABA #021000089

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     First Citicorp Life Insurance Company
     c/o The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention:  Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3078429

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

Citicorp Life Insurance Company                             $1,000,000
c/o The Travelers Insurance Company                          Series A
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series A, due June 1, 2004, PPN 58403# AA 5, principal, premium or interest") to:

     Citicorp Life Insurance Company
     Concentration Account No. 36858201
     For further credit to Account No. 260370
     Citibank, N.A.
     New York, New York
     ABA #021000089

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     Citicorp Life Insurance Company
     c/o The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention:  Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  43-0979556

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

United of Omaha Life Insurance Company                       $8,500,000
Mutual of Omaha Plaza                                         Series A
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series A, due June 1, 2004, PPN 58403# AA 5, principal, premium or interest") to:

     Chase Manhattan Bank
     ABA #021000021
     Private Income Processing

     for credit to:  United of Omaha Life Insurance Company
     Account #900-9000200
     a/c: G07097
     PPN:  58403# AA 5
     Interest Amount:__________________________________
     Principal Amount:_________________________________

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

     The Chase Manhattan Bank
     4 New York Plaza-13th Floor
     New York, New York  10004
     Attention: Income Processing-J. Pipperato a/c: G07097

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the Note Purchase Agreement) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111

Notes should be forwarded to:

     The Chase Manhattan Bank
     North America Insurance - 6th Floor
     Attn:  Christine Alonzo
     3 Chase MetroTech Center
     Brooklyn, New York  11245

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

Companion Life Insurance Company                            $1,500,000
c/o Mutual of Omaha Insurance Company                        Series A
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration
Telefacsimile: (402) 351-2913
Confirmation:  (402) 351-2583

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series A, due June 1, 2004, PPN 58403# AA 5, principal, premium or interest") to:

     Chase Manhattan Bank
     ABA #021000021
     Private Income Processing

     For credit to: Companion Life Insurance Company Account #900-9000200 A/C: G07903
     PPN:  58403# AA 5
     Interest Amount:_______________________________
     Principal Amount:______________________________

Notices

All notices of payment, on or in respect of the Notes and written confirmation of each such payment, to:

     The Chase Manhattan Bank
     4 New York Plaza - 13/th/ Floor
     New York, New York  10004
     Attention:  Income Processing
     a/c: G07903

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the Note Purchase Agreement) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1595128

Address for delivery of Notes:


     The Chase Manhattan Bank
     North America Insurance - 6/th/ Floor
     Attn:  Christine Alonzo
     3 Chase Metrotech Center
     Brooklyn, NY  11245

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

Citicorp Life Insurance Company                             $500,000
c/o The Travelers Insurance Company                          Series A
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series A, due June 1, 2004, PPN 58403# AA 5, principal, premium or interest") to:

     Citicorp Life Insurance Company
     Concentration Account No. 36858201
     For further credit to Account No. 260528
     Citibank, N.A.
     New York, New York
     ABA #021000089

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     Citicorp Life Insurance Company
     c/o The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention: Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  43-0979556

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

The Travelers Insurance Company                             $10,000,000
One Tower Square                                              Series B
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series B, due September 1, 2004, PPN 58403# AB 3, principal, premium or interest") to:

     The Travelers Insurance Company --
     Consolidated Private Placement Account No. 910-2-587434
     The Chase Manhattan Bank, N.A.
     One Chase Manhattan Plaza
     New York, New York  10081
     ABA #021000021

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention: Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  TRAL & CO

Taxpayer I.D. Number:  06-0566090

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

First Citicorp Life Insurance Company                       $1,000,000
c/o The Travelers Insurance Company                          Series B
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series B, due September 1, 2004, PPN 58403# AB 3, principal, premium or interest") to:

     First Citicorp Life Insurance Company
     Concentration Account No. 36858201
     For further credit to Account No. 260529
     Citibank, N.A.
     New York, New York
     ABA #021000089

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     First Citicorp Life Insurance Company
     c/o The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention: Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3078429

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

Citicorp Life Insurance Company                             $1,000,000
c/o The Travelers Insurance Company                          Series B
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series B, due September 1, 2004, PPN 58403# AB 3, principal, premium or interest") to:

     Citicorp Life Insurance Company
     Concentration Account No. 36858201
     For further credit to Account No. 260370
     Citibank, N.A.
     New York, New York
     ABA #021000089

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     Citicorp Life Insurance Company
     c/o The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention: Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  43-0979556

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

Citicorp Life Insurance Company                              $500,000
c/o The Travelers Insurance Company                          Series B
One Tower Square
Hartford, Connecticut  06183-2030
Attention: Investment Group--Private Placements
Telecopy:  (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series B, due September 1, 2004, PPN 58403# AB 3, principal, premium or interest") to:

     Citicorp Life Insurance Company
     Concentration Account No. 36858201
     For further credit to Account No. 260528
     Citibank, N.A.
     New York, New York
     ABA #021000089

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     Citicorp Life Insurance Company
     c/o The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut  06183-2030
     Attention: Investment Group--Cashier
     Telecopy:  (860) 277-2299

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  43-0979556

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

United of Omaha Life Insurance Company                      $8,500,000
Mutual of Omaha Plaza                                        Series B
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series B, due September 1, 2004, PPN 58403# AB 3, principal, premium or interest") to:

     Chase Manhattan Bank
     ABA #021000021
     Private Income Processing

     for credit to:  United of Omaha Life Insurance Company
     Account #900-9000200
     a/c: G07097
     PPN:  58403# AA 5
     Interest Amount:_________________________
     Principal Amount:________________________

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

     The Chase Manhattan Bank
     4 New York Plaza-13th Floor
     New York, New York  10004
     Attention: Income Processing-J. Pipperato a/c: G07097

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the Note Purchase) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111

Notes should be forwarded to:

     The Chase Manhattan Bank
     North America Insurance - 6th Floor
     Attn:  Christine Alonzo
     3 Chase MetroTech Center
     Brooklyn, New York  11245

                                                         Principal Amount
                                                        and Series of Notes
Name and Address of Purchaser                            to be Purchased

COMPANION LIFE INSURANCE COMPANY                            $1,500,000
c/o Mutual of Omaha Insurance Company                        Series B
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration
Telefacsimile:(402) 351-2913
Confirmation: (402) 351-2583

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Medallion Funding Corp., 7.20% Senior Secured Notes, Series B, due September 1, 2004, PPN 58403# AB 3, principal, premium or interest") to:

     Chase Manhattan Bank
     ABA #021000021
     Private Income Processing

     For credit to: Companion Life Insurance Company Account #900-9000200 A/C: G07903
     PPN:  58403# AA 5
     Interest Amount:_________________________
     Principal Amount:________________________

Notices

All notices of payment, on or in respect of the Notes and written confirmation of each such payment, to:

     The Chase Manhattan Bank
     4 New York Plaza - 13/th/ Floor
     New York, New York  10004
     Attention:  Income Processing
     a/c: G07903

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the Note Purchase Agreement) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1595128

Address for delivery of Notes:

     The Chase Manhattan Bank
     North America Insurance - 6/th/ Floor
     Attn:  Christine Alonzo
     3 Chase Metrotech Center
     Brooklyn, NY  11245

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Asset Disposition" means any Transfer except:

            (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

            (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     "Bank Loan Agreement" means the Amended and Restated Loan Agreement dated as of December 24, 1997, as amended to date and as it may be amended from time to time as permitted hereunder, by and among the Company, the Lenders party thereto, Fleet Bank, National Association ("Fleet"), as Swing Line Lender, Administrative Agent and Collateral Agent (the "Agent"), The Bank of New York, as Documentation Agent and Fleet as Arranger.

     "Bank Loan Documents" shall mean and include Bank Loan Agreement and all other "Loan Documents" as defined in the Bank Loan Agreement.

     "Bank Security Documents" shall mean and include the "Borrower Security Agreement" and the "Borrower Financing Statements" as such term is defined in the Bank Loan Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

                                  Schedule B
                         (to Note Purchase Agreement)

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Stock" with respect to any corporation, shall mean common stock, Preferred Stock, and any and all shares or other equivalents (however designated) of any other corporate stock, of such corporation.

     "Change in Control" is defined in Section 8.3.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" shall mean and include the assets, property or interests in property of whatever nature whatsoever, real, personal or mixed, tangible or intangible, of the Company securing the Notes and all other property and interests in personal property that shall, from time to time, secure the Notes.

     "Collateral Agent" shall mean Fleet Bank, National Association, a national banking association or any successor.

     "Commercial Loan" shall mean any Loan that is secured in whole or in part by Real Property, Inventory, Equipment and/or Receivables and that is not a Medallion Loan.

     "Commercial Paper" shall mean any and all commercial paper issued by the Company from time to time pursuant to a Commercial Paper Dealer Agreement and a Paying Agency Agreement.

     "Commercial Paper Dealer Agreement" shall mean one or more commercial paper dealer agreements between the Company and a dealer for the issuance and sale of Commercial Paper by the Company, as the same shall be amended from time to time, each as approved by the Collateral Agent and the Required Holders.

     "Company" means Medallion Funding Corp., a New York corporation.

     "Company Financing Statements" shall mean financing statements approved for filing in accordance with the Uniform Commercial Code, and all other titles, certificates, assignments and other documents, including, but not limited to, the Mortgage Assignments, that the Collateral Agent or any holder of Notes may require to perfect the security interests to be granted under the Company Security Agreement.

     "Company Security Agreement" shall mean the Security Agreement dated as of June 1, 1999, between the Company and the Collateral Agent for the benefit of the holders of the Notes, substantially in the form of Exhibit 4.10 hereto, as the same may be amended or supplemented from time to time.

     "Confidential Information" is defined in Section 20.

     "Consolidated Total Assets" shall mean the total assets of the Company and its Subsidiaries as determined in accordance with GAAP.

     "CP Debt" shall mean all Indebtedness from the Company to the CP Holders from time to time outstanding.

     "CP Holders" shall mean the holders from time to time of outstanding Commercial Paper issued by the Company.

     "Current Management" is defined in Section 8.3.

     "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company (other than Senior Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness), provided that in the course of making such application the Company shall prepay each outstanding Note in accordance with
Section 8.2 in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note. As used in this definition, "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Indebtedness of the Company and its Subsidiaries.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 9.20% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

     "Disposition Value" means, at any time, with respect to any property

            (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

            (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "Dividends" shall mean, for the most recently completed four fiscal quarters of the Company, the sum of all paid and accrued and unpaid cash dividends on Capital Stock plus any paid and accrued and unpaid repurchase or redemption for cash of Capital Stock.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Investment" shall mean an Investment in respect of a Person which is a resident of the United States or a Person (other than a Governmental Authority) organized or qualified under the laws of any state, excluding any Domestic Investment that is a Portfolio Purchase.

     "Domestic Loan" shall mean a Loan that is denominated and payable only in Dollars, the Person in respect of which is a resident of the United States or a Person (other than a Governmental Authority) organized or qualified under the laws of any state.

     "Edwards Debt" shall mean the outstanding amount which, once the Merger is effective, shall be owed by the Company to the SBA under the following notes, originally issued by Edwards Capital Corp., a Delaware corporation, to the SBA, namely: two debentures dated September 23, 1992, in the original principal amount of $3,500,000 and $6,050,000, respectively; a debenture dated June 29, 1994, in the original principal amount of $4,600,000; and a debenture dated September 28, 1994, in the original principal amount of $5,100,000.

     "Eligible Commercial Loan" shall mean any Commercial Loan that satisfies the Eligibility Requirements and (a) that is secured by Eligible Real Estate, Eligible Equipment, Eligible Inventory or Eligible Receivables and (b) that is made to a Person that is an ongoing business concern.

     "Eligible Equipment" shall mean Equipment in which a first priority perfected security interest has been obtained by Company to secure the obligations of such Person under a Loan by Company to such Person, or in the case of such beneficial owner, to secure a Guaranty which shall have been made by the such beneficial owner guaranteeing the Loan, and the same has been assigned to the Collateral Agent, for the benefit of the holders of the Notes, pursuant to the Company Security Agreement.

     "Eligible Inventory" shall mean Inventory in which a first priority perfected security interest has been obtained by Company to secure the obligations of such Person under a Loan by Company to such Person, or in the case of such beneficial owner, to secure a Guaranty which shall have been made by such beneficial owner guaranteeing the Loan, and the same has been assigned to the Collateral Agent, for the benefit of the holders of the Notes, pursuant to the Company Security Agreement.

     "Eligible Loans" shall mean any Loan that constitutes or comprises either an Eligible Medallion Loan or Eligible Commercial Loan or both.

     "Eligible Medallion Loan" shall mean any Medallion Loan that satisfies the Eligibility Requirements and that is secured by Medallion Rights.

     "Eligible Real Estate" shall mean Real Property in which a mortgage interest has been obtained (and continuously maintained) by the Company to secure the obligations of such Person under a Loan by the Company to such Person, or in the case of such beneficial owner, to secure a guaranty which shall have been made by such beneficial owner guaranteeing the Loan.

     "Eligible Receivables" shall mean Receivables (i) that are reasonably determined in good faith to be eligible by Company, (ii) that arise in the ordinary course of a Person's business, (iii) that are net of credits, rebates, offsets, holdbacks or adjustments and (iv) in which a first priority perfected security interest has been obtained by Company to secure the obligations of such Person under a Loan by Company to such Person, or in the case of such beneficial owner, to secure a Guaranty which shall have been made by such beneficial owner guaranteeing the Loan, and the same has been assigned to the Collateral Agent, for the benefit of the holders of the Notes, pursuant to the Company Security Agreement.

     "Eligibility Requirements" with respect to any Loan, shall mean the following requirements:

            (a) such Loan is made to, and is a recourse obligation of, the Person to whom such Loan is made,

            (b) such Loan is a Domestic Loan,

            (c) such Loan is in compliance with the SBI Act and all SBA Regulations promulgated thereunder and, after giving effect to such Loan, the Company and its business and operations taken as a whole, is in compliance with the SBI Act and all SBA Regulations promulgated thereunder,

            (d) such Loan is pledged in accordance with Section 2.1 of the Company Security Agreement,

            (e) the representations, warranties and covenants contained in
     Section 4.1 of the Company Security Agreement are true and correct, and have been complied with, with respect to such Loan, and

            (f) the Collateral Agent, on behalf of the holders of the Notes, has a perfected, first priority security interest in such Loan.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Equipment" shall mean all machinery, equipment, fixtures, vehicles, office equipment, furniture, furnishings, inventories, supplies, computer equipment, and all other equipment whatsoever, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in section 9-109(2) of the UCC and all products, profits, rents and proceeds of any of the foregoing; all whether now owned or hereafter created or acquired.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "First Closing" is defined in Section 3.

     "Funding SBA Debt" shall mean the outstanding amount owed by the Company to the SBA under the following notes to the SBA: a debenture dated September 26, 1990, in the original principal amount of $510,000; a debenture dated December 19, 1990, in the original principal amount of $640,000; a debenture dated September 23, 1992, in the original principal amount of $1,950,000; a debenture dated June 29, 1994, in the original principal amount of $900,000; a debenture dated March 29, 1995, in the original principal amount of $1,700,000 and a debenture dated September 27, 1995, in the original principal amount of $500,000.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

            (a)  the government of

               (i) the United States of America or any state or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" of a Person shall mean and include, without duplication, (i) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined, other than dividends on Capital Stock declared but not paid to the extent such dividends are not Restricted Payments, (ii) any liability secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed by such Person, and (iii) guaranties, endorsements (other than for collection in the ordinary course of business), reimbursement obligations in respect of undrawn letters of credit and other contingent obligations of such Person in respect of the obligations of others.

     "Independent Public Accountants" shall mean Arthur Andersen & Co. LLP or such other firm of independent certified public accountants of recognized national standing selected by the Company and satisfactory to the Required Holders.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" shall mean that certain intercreditor agreement entered into among (i) the Collateral Agent, (ii) the Agent, on behalf of the Banks (as defined therein), the Swing Line Lender and the CP Holders, (iii) the Banks, (iv) the holders of the Notes and (v) the Collateral Agent (as defined therein), substantially in the form of Exhibit 4.12 hereto, and as such agreement is amended from time to time, with the consent of the Collateral Agent and the Required Holders.

     "Interest Expense" shall mean, for any period, all interest paid or scheduled to be paid (including amortization of original issue discount and non-cash interest payments or accruals and the interest component of leases that, in accordance with GAAP, are Capital Leases) by the Company or any of its Subsidiaries during such period on Indebtedness of the Company or any of such Subsidiaries (determined on a consolidated basis).

     "Inventory" shall mean, with respect to any Person, all goods held by such Person for sale or lease by such Person, or to be furnished under contracts of service, in each case in the ordinary course of such Person's business.

     "Investment" in any Person shall mean any loan, advance, or extension of credit to or for the account of; any Guaranty, endorsement or other direct or indirect contingent liability in connection with the obligations, Capital Stock or dividends of; any ownership, purchase or acquisition of any assets, business, Capital Stock, obligations or Securities of; or any other interest in or capital contribution to; such Person, but shall not include any Loan or any capital expenditures or any Portfolio Purchase.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Loan" shall mean any loan or advance made in the ordinary course of business by Company (which for purposes of this definition shall include those acquired pursuant to a Portfolio Purchase that is permitted pursuant to the terms of this Agreement) to or for the account of any client or customer of Company, which loan, advance or extension of credit is permitted pursuant to the terms of this Agreement. Any loan, advance or extension of credit made at a different point in time than another loan, advance or extension of credit shall be deemed to be separate and distinct Loans.

     "Make-Whole Amount" is defined in Section 8.7.

     "Material" means material in relation to the business, operations, affairs, financial condition or assets of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes or the other Note Documents, or (c) the validity or enforceability of this Agreement, the Notes or the other Note Documents.

     "Material Subsidiary" means at any time any Subsidiary whose assets represent 1% or more of Consolidated Total Assets.

     "Medallion" shall mean the metal plate which displays the license number of a licensed Taxicab on the outside of the vehicle and which is issued by the New York City Taxi and Limousine Commission, or by any other similar Governmental Authority for a jurisdiction other than New York City charged with the authority to issue licenses for the operation of Taxicabs.

     "Medallion Financial" shall mean Medallion Financial Corporation, a Delaware corporation.

     "Medallion Loans" shall mean Loans secured in whole or in part by Medallion Rights.

     "Medallion Rights" shall mean all license, operating and/or subscription rights to Taxicab Medallion(s), and all license, operating and/or subscription rights evidenced by such Medallions, and all renewals thereof, in which a perfected security interest has been obtained by the Company to secure the Loan made by the Company to such Person, and assigned to the Collateral Agent, for the benefit of the holders of the Notes, pursuant to the Company Security Agreement.

     "Memorandum" is defined in Section 5.3.

     "Merger" shall mean the merger of Edwards Capital Corp., a Delaware corporation and Transportation Capital Corp., a New York corporation with and into the Company.

     "Mortgage Assignment" shall mean a Mortgage Assignment between the Company and the Collateral Agent, in such form as the Collateral Agent shall determine as is necessary or desirable under the law applicable to the property covered by such Mortgage Assignment, delivered from time to time by the Company to the Collateral Agent as contemplated by the definition of "Eligible Real Estate".

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Finance Assets" shall mean, as of any date of calculation, an amount equal to the sum of:

          (i) cash and Short Term Investments shown on the Company's balance sheet as of such date, plus

          (ii) the aggregate outstanding principal balances of, plus accrued interest on, all Eligible Medallion Loans and Eligible Commercial Loans shown on the Company's balance sheets as of the most recent fiscal quarter, minus

          (iii) the portion, if any, of the Loans and accrued interest described in (ii) above that the Company, in its reasonable business judgment deems to be uncollectible or subject to classification as non-accruing and for which it has not made appropriate credits to the reserves described in (ii) above, minus

          (iv)   intentionally omitted, minus

          (v) the Eligible Loans and accrued interest described in (ii) above which are more than 59 days past due, plus

          (vi) 75% of the New York Medallion Loans and accrued interest thereon which are 60 days past due (but are not more than 60 days past due), plus

          (vii) 65% of the New York Medallion Loans and accrued interest thereon which are more than 60 days past due, but are not more than 90 days past due, plus

          (viii) 50% of the New York Medallion Loans which are more than 90 days past due, but are not more than 120 days past due, provided that the amount in this subparagraph (viii) shall in no event or on any occasion exceed 2% of the aggregate outstanding principal balances of New York Medallion Loans.

provided, that, if all or any part of any Loan would be excluded under any of the provisions set forth above, then the entire outstanding principal amount of, plus accrued interest on, such Loan shall be excluded.

     "Net Income" shall mean, for any period, the gross revenues of the Company, less (i) all realized and unrealized gains and losses on investments, (ii) all changes in loan loss reserve and

(iii) all operating and nonoperating expenses (including, without limitation, Interest Expense and all fees and commissions, however designated, payable for management, administrative, or other services) of the Company for such period, derived in the ordinary course of its business, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on income, and current additions to loan loss and other reserves), all determined on a basis consistent with prior years.

     "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) the sum of (i) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer plus (ii) all amounts estimated by the Company in good faith that are required to be paid as a dividend on or any distribution in respect of any Capital Stock of the Company in order to avoid the imposition of income taxes pursuant to the Code, or, for so long as the Company is a registered investment company under the 1940 Act, the payment of such amounts as may be required by the 1940 Act) in respect of such Transfer.

     "New York Medallion Loans" shall mean any Eligible Medallion Loan that is secured in whole or in part by Medallion Rights that relate to the operating of taxicabs in the City of New York.

     "1940 Act" shall mean the Investment Company Act of 1940, as amended.

     "Note Documents" means this Agreement, the Other Agreements, the Notes, the Security Documents and the Company Financing Statements and all other documents, instruments, certificates and notices at any time delivered in connection with the foregoing.

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.

     "Other Purchasers" is defined in Section 2.

     "Paying Agency Agreement" shall mean one or more issuing and paying agency agreements between the Company and a Paying Agent providing for the issuance of Commercial Paper by the Company, as the same shall be amended from time to time, each as approved by the Collateral Agent and the Required Holders in accordance with the terms of this Agreement.

     "Paying Agent" shall mean one or more paying agents acting as paying agent under a Paying Agency Agreement with the Company.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Debt" shall mean all Indebtedness owed to the holders of the Notes, all Indebtedness of the Company owed to the Banks under the Bank Loan Agreement, all Indebtedness of the Company owed to the CP Holders under the Commercial Paper Agreement, all unsecured Indebtedness of the Company owed to Permitted Lenders (other than the SBA Debt), all CP Debt and until September 1, 1999, the SBA Debt.

     "Permitted Lenders" shall mean the Banks under the Bank Loan Agreement, the SBA and the financial institutions approved from time to time by the Required Holders, which approval shall not be unreasonably withheld.

     "Permitted Liens" shall mean:

          (a) (i) Liens created under the Company Security Agreement or other Liens in favor of the Collateral Agent or the holders of the Notes, (ii) Liens created under the Bank Security Documents, subject to the terms and conditions of the Intercreditor Agreement and (iii) Liens securing Additional Senior Obligations (as defined in the Intercreditor Agreement), subject to the terms of the Intercreditor Agreement, so long as the incurrence of such Additional Senior Obligations does not result in a Default or Event of Default as a result of a breach of Section 10.6;

          (b) Liens existing on property at the time acquired by the Company after the date of the financial statements referred to in Section 5.5 hereof, provided that such Lien was not incurred, directly or indirectly, in anticipation or contemplation of such acquisition;

          (c) Liens constituting renewals, extensions or refundings of Liens permitted by clause (b) above, provided that the principal amount of the Indebtedness secured by any such new Lien does not exceed the principal amount of the Indebtedness being renewed, extended or refunded at the time of renewal, extension or refunding thereof and that such new Lien attaches only to the same property theretofore subject to such earlier Lien;

          (d) Liens securing taxes, assessments or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords and other like Persons, not yet delinquent or which are being actively contested in good faith by appropriate proceedings and in respect of which adequate reserves in conformity with GAAP have been provided on the books of the Company;

          (e) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business;

          (f) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being actively contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided on the books of the Company; and

          (g) Liens arising in connection with, and securing the cost of, the acquisition of Equipment, provided, that such Lien attaches to such Equipment concurrently with or within 90 days after the acquisition thereof (by purchase, construction or otherwise), and provided, further, that the aggregate amount of Indebtedness securing all such Liens shall not at any time exceed $1,000,000.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Portfolio Purchase" shall mean any purchase or acquisition, whether for cash, for stock, pursuant to financing otherwise, of any assets, business, Capital Stock, obligations or securities of, any Person; or other interest in or capital contribution to, any Person that results in, or would result in (after taking into account the applicable Portfolio Purchase), the Company having any additional Loans.

     "Preferred Stock" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the principal business of such Person.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Real Property" shall mean real property of a Person or an ultimate beneficial owner of such Person or machinery or Equipment of such Person or beneficial owner forming a part of, or affixed to, such real property.

     "Receivables" shall mean, with respect to any Person, all present and future rights to payment for goods sold or leased or for services rendered by such Person whether or not evidenced by an instrument or chattel paper.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes, without regard to series, at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "Restricted Investment" shall mean any Investment, to the extent it does not constitute a Short Term Investment.

     "Restricted Payment" shall mean, with respect to the Company, any of the following when paid (or when the proceeds of which are paid) to any Person during the continuance of any Default or Event of Default: (i) the payment of any dividend on or any distribution in respect of any Capital Stock of the Company (other than the payment of Dividends required to be paid in order to avoid the imposition of income taxes pursuant to the Code, or, for so long as the Company is a registered investment company under the 1940 Act, the payment of such Dividends as may be required by the 1940 Act), (ii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the scheduled maturity of any Indebtedness ranked pari passu or subordinate in right of payment to the Notes or of any Indebtedness having a maturity date subsequent to the maturity of the Notes (other than Permitted Debt), (iii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or of any warrants, rights or options to purchase or acquire any Capital Stock of the Company, (iv) any expenditure or the incurrence of any liability to make any expenditure for any Restricted Investment, (v) the payment of any principal of, interest on, or any amounts due in respect of, any Indebtedness not permitted by Section 10 hereof, and (vi) the payment of any principal of, or interest on, or any other amounts due in respect of, any Subordinated Debt.

     "Satisfactory Subordinated Debt" shall mean Subordinated Debt, excluding any such Subordinated Debt owing to the SBA; provided, that no such Subordinated Debt shall be deemed Satisfactory Subordinated Debt unless and until the Collateral Agent has provided written notice to the Company that same shall be deemed Satisfactory Subordinated Debt for purposes of this Agreement.

     "SBA" shall mean the Small Business Administration.

     "SBA Regulations" shall mean the regulations set forth at 13 CFR 107 implementing the SBI Act, as the same may be amended from time to time, and all related guidelines, directives, treaties and interpretations thereof by any Governmental Authority charged with the administration or interpretation thereof.

     "SBA Debt" shall mean the Edwards Debt, Funding SBA Debt and the TCC Debt.

     "SBI Act" shall mean Title III of the Small Business Investment Act of 1958, as amended, 15 U.S.C. 681 et seq.

     "SBIC" shall mean a small business investment company established under and operating in compliance with the SBI Act and the SBA Regulations promulgated thereunder.

     "Second Closing" is defined in Section 3.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" has the meaning set forth in section 2(1) of the Securities Act.

     "Security Documents" means the Company Security Agreement, the Company Financing Statements and any other instruments, documents, agreements referred to herein or related hereto pursuant to which the Company or any of its Subsidiaries agree to grant Liens in favor of the holders of the Notes.

     "Senior Debt" shall mean all Indebtedness of the Company other than the SBA Debt and Subordinated Debt.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Short Term Investment" shall mean an Investment in (i) direct obligations of the United States of America; (ii) negotiable certificates of deposit issued by, or negotiable bankers' acceptances (eligible for discount at Federal Reserve Banks) of, or repurchase agreements in respect of obligations described in clause (i) with, any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus of not less than $250,000,000; and (iii) readily marketable commercial paper which, at the time of acquisition, is rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investor Services, Inc.; provided, that all of such Investments described in clauses (i), (ii) and (iii) shall be payable in Dollars and shall mature within twelve months after the date of acquisition thereof.

     "Solvent" shall mean, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts (including contingencies).

     "Subordinated Debt" shall mean all Indebtedness of the Company for borrowed money that is subordinated to the Notes on terms that are, and pursuant to a form of subordination that is, acceptable in form and substance to the Required Holders.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Tangible Net Worth" shall mean the sum of capital surplus, earned surplus, Capital Stock and Satisfactory Subordinated Debt minus deferred charges, intangibles and treasury stock, all determined in accordance with GAAP consistently applied.

     "Taxicab" shall mean a motor vehicle carrying passengers for hire, duly licensed as a taxicab by the Taxi and Limousine Commission, or any other Governmental Authority for a jurisdiction other than New York City, and permitted to accept hails from passengers in the street.

     "TCC Debt" shall mean the outstanding amount which, once the Merger is effective, shall be owed by the Company to the SBA under a debenture dated as of June 24, 1992, originally issued by Transportation Capital Corp., a New York corporation, to the SBA in the original principal amount of $5,600,000.

     "Total Liabilities" shall mean, as of any date of calculation, the aggregate outstanding Indebtedness of the Company as of such date, determined on an unconsolidated basis.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate

Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and
(b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                Schedule 4.1.9
                        Changes in Corporate Structure

     The merger on June 1, 1999 of TCC and Edwards into the Company, with the Company being the surviving corporation.

                                 Schedule 5.3
                             Disclosure Materials

     None.

                                 Schedule 5.4
         Subsidiaries of the Company and Ownership of Subsidiary Stock

   (a)(i)  Subsidiaries

   Name of Subsidiary           Jurisdiction of           Percentage of Shares
                                 Incorporation               Owned by Company

F.A.P. Holding Corporation         New York                       100%

   (a)(ii)  Affiliates

        1.  Medallion Financial Corp., a Delaware corporation

        2.  Edwards Capital Corp. ("Edwards") (prior to the Merger)

        3.  Transportation Capital Corp. ("TCC") (prior to the Merger)

        4.  Business Lenders LLC ("BLL")

        5.  Medallion Taxi Media, Inc. ("Media")

        6.  Medallion Capital, Inc. ("Medallion")

        7.  Medallion Business Credit LLC ("MBC")

        8.  Capital Guardian Trust Company

  (a)(iii)  Directors and Senior Officers

        Directors:  Alvin Murstein
                    Andrew Murstein
                    Mario M. Cuomo
                    Stanley Kreitman
                    David L. Rudnick
                    Benjamin Ward
                    Frederick Hammer

   Executive
   Officers:   Alvin Murstein, Chief Executive Officer
               Allen S. Greene, Senior Executive Vice President
                and Chief Operating Officer
               Andrew Murstein, Senior Vice President
               Michael Kowalsky, President
               Daniel F. Baker, Treasurer and Chief Financial Officer
               Marie Russo, Senior Vice President and Secretary
               Harvey Goldman, Senior Vice President

   (d):  Restrictions

    None

                                 Schedule 5.5
                             Financial Statements

     Audited consolidated balance sheets of the Company for the fiscal years ended December 31, 1996, 1997 and 1998 and the related consolidated statements of income, retained earnings and cash flow for the fiscal years ended on the same dates.

                                 Schedule 5.8
                              Certain Litigation

     None

                                 Schedule 5.11
                                 Patents, Etc.

     None

                                 Schedule 5.15
                   Existing Indebtedness for Borrowed Money

Indebtedness                                  Outstanding Principal Amount as at March 31, 1999
Indebtedness under Bank Loan Agreement        $ 48,250,000
CP Debt                                       $129,270,810
SBA Debt                                      $  6,200,000

                                 Schedule 5.19
                    Location of Offices, Books and Records

437 Madison Avenue
38th Floor
New York, New York 10022

                            [Form of Series A Note]

                            Medallion Funding Corp.

             7.20% Senior Secured Note, Series A, Due June 1, 2004

No. RA-[_]                                                                [Date]
$[____________]                                                  PPN 58403# AA 5

     For Value Received, the undersigned, Medallion Funding Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on June 1, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.20% per annum from the date hereof, payable semiannually, on the first day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.20% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes, Series A (herein called the "Notes") issued, together with the Company's 7.20% Senior Secured Notes, Series B, due September 1, 2004, pursuant to separate Note Purchase Agreements, dated as of June 1, 1999, (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is secured by, and this Note and the holder hereof are also entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents (as such term is defined in the Note Purchase Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits afforded thereby and the rights of the holders in respect thereof.

                                 Exhibit 1(a)
                         (to Note Purchase Agreement)

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                             Medallion Funding Corp.



                                             By
                                               Its

                                   E-1(a)-2

                            [Form of Series B Note]

                            Medallion Funding Corp.

                7.20% Senior Secured Note Due September 1, 2004

No. RB-[_]                                                                [Date]
$[_____________]                                                 PPN 58403# AB 3

          For Value Received, the undersigned, Medallion Funding Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on September 1, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.20% per annum from the date hereof, first semiannually, on the first day of March and September in each year, commencing with the March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand, at a rate per annum from time to time equal to the greater of (i) 9.20% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes, Series B (herein called the "Notes") issued, together with the Company's 7.20% Senior Secured Notes, Series A, due June 1, 2004, pursuant to separate Note Purchase Agreements, dated as of June 1, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is secured by, and this Note and the holder hereof are also entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents (as such term is defined in the Note Purchase Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits afforded thereby and the rights of the holders in respect thereof.

                                 Exhibit 1(b)
                         (to Note Purchase Agreement)

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        Medallion Funding Corp.



                                        By
                                          Its

                                   E-1(b)-2

                              Form of Opinion of
                        Special Counsel to the Company



                    [Final draft of opinion to be attached]


                               Exhibit 4.1.4(a)
                         (to Note Purchase Agreement)

               Description of Special Counsel's Closing Opinion

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.1.4(b) of the Note Purchase Agreements, shall be dated the date of the applicable Closing and addressed to you and the other Purchasers, shall be satisfactory in form and substance to you and the other Purchasers and shall be to the effect that:

            1. The Company is a corporation, validly existing and in good standing under the laws of the State of New York, has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

            2. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state the opinion of Willkie Farr & Gallagher is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the other Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Department of State of the State of New York of the Company, the By-laws of the Company and the Business Corporation Law of the State of New York. The opinion of Chapman and Cutler is limited to the laws of the State of New York and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

                                Exhibit 4.14(b)
                         (to Note Purchase Agreement)

                       Form of Company Security Agreement

                                 Exhibit 4.10
                         (to Note Purchase Agreement)

                        Form of Intercreditor Agreement

                                 Exhibit 4.12
                         (to Note Purchase Agreement)